UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 2, 2011
(Date of earliest event reported)

000-23016
(Commission File Number)

Medifast, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3714405
(State of Incorporation)	(IRS Employer Identification No.)

11445 Cronhill Drive
Owings Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (410) 581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Medifast, Inc.  Annual Meeting of Shareholders duly noted, with a requisite voting  quorum  was held on September 2, 2011 at the Sunset Island Clubhouse, located at 1 Beach Side Drive, Ocean City, MD  21842.  The following matters were voted upon at the Annual Meeting, with the results indicated:

1a.	Election of Class II Directors

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Harvey C. Barnum*	9,193,628	137,715	4,705	3,156,807
Michael C. MacDonald	9,186,313	144,830	4,884	3,156,807
Jerry D. Reece*	9,113,925	217,418	4,684	3,156,807

* Independent Director; independence in accordance and as determined by the rules of the New York Stock Exchange. After the election, the Company has ten independent directors and four non-independent directors.

1b.	Election of Management Directors

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
Michael S. McDevitt	9,191,334	140,239	4,475	3,156,807
Margaret E. Sheetz	9,174,612	156,531	4,905	3,156,807

2.	Proposal to ratify the appointment of McGladrey & Pullen, LLC, as the Company’s independent auditors for the year ending December 31, 2011.

Votes For	Votes Against	Abstentions
12,368,971	95,039	28,845

3.	Proposal to approve the non-binding advisory vote on the Company’s Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non- Votes
9,052,558	229,258	54,232	3,156,807

4.	Proposal to approve the non-binding advisory vote frequency of advisory votes on the Company’s Executive Compensation.

Three Years	Two Years	One Year	Abstentions
4,855,557	30,459	4,396,668	53,364

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: September 7, 2011

/s/ Brendan N. Connors
Brendan N. Connors
Chief Financial Officer